UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 30, 2009, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) issued a press release announcing top-line results from its 24-week, Phase 2b clinical trial for EmpaticTM (bupropion SR/zonisamide SR), the Company’s second late stage investigational drug combination for the treatment of obesity. The Company hosted a conference call on September 30, 2009 at 8:30 a.m., Eastern Time, to discuss these clinical trial results. During the conference call, the Company also presented slides containing additional details of the top-line results.

Item 7.01.	Regulation FD Disclosure.

The above-referenced press release and slide presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 7.01 by reference. A replay of the webcast of the above-referenced conference call will be available on Orexigen’s website at www.orexigen.com for approximately 14 days.

The information in this item of this report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01.	Other Events.

As part of the above-referenced announcement, the Company reported that the 24-week, Phase 2b trial evaluating Empatic met its primary efficacy endpoint by demonstrating statistically significantly greater weight loss for both Empatic doses compared to monotherapies and placebo. The Company plans to meet with the U.S. Food and Drug Administration (“FDA”) for an End of Phase 2 meeting to discuss these data with the goal of defining a Phase 3 plan for Empatic.

Phase 2b Empatic Trial Design and Results

This 24-week, double-blind, randomized trial evaluated 729 patients from 20 sites across the United States and incorporated a typical diet and exercise regimen. Patients enrolled in this trial had a body mass index (“BMI”) of 30 to 45, or as low as 27 in the presence of hypertension or dyslipidemia. The trial studied six arms: placebo, one dose of bupropion monotherapy, two doses of zonisamide monotherapy and two doses of Empatic. The doses selected for this trial were based on results from earlier Phase 2 trials of Empatic.

The primary endpoint was to show greater weight loss with Empatic compared to its individual components and placebo, in accordance with the FDA guidance for combination products. Data were analyzed using intent-to-treat (“ITT”) last observation carried forward (“LOCF”) of all randomized patients who had at least one post-baseline observation while on study drug. Results showed:

•	Mean weight loss for Empatic360 (bupropion SR 360mg / zonisamide SR 360mg) was 7.5% versus 2.3% for bupropion 360 and 5.3% for zonisamide 360 (p<0.001).

•	Mean weight loss for Empatic120 (bupropion SR 360mg / zonisamide SR 120mg) was 6.1% versus 2.3% for bupropion 360 and 3.2% for zonisamide 120 (p<0.001).

Results for the comparison of Empatic to placebo are detailed as follows:

ITT-LOCF

	Placebo	Empatic360		Empatic120
	(N=75)	(N=164)		(N=81)
Mean Weight Loss (%)	1.4%	7.5	%*	6.1	%*
Greater than or equal to 5% weight loss (%)	14.7%	60.4	%*	46.9	%*
Greater than or equal to 10% weight loss (%)	4.0%	32.3	%*	24.7	%*

Completers (at 24 weeks)

	Placebo	Empatic360		Empatic120
	(N=53)	(N=109)		(N=54)
Mean Weight Loss (%)	1.7%	9.9	%*	7.7	%*
Mean Weight Loss (lbs)	4.4	21.9		16.4
Greater than or equal to 5% weight loss (%)	18.9%	82.6	%*	59.3	%*
Greater than or equal to 10% weight loss (%)	5.7%	47.7	%*	35.2	%*

*	p≤0.001 for comparison against placebo

The overall discontinuation rate for patients treated with Empatic360 and Empatic120 was 40% and 42%, respectively, compared to 40% for the placebo group. The discontinuation rates due to adverse events for patients treated with Empatic360 and Empatic120 was 23.1% and 24.7%, respectively, compared to 13.5% for the placebo group. The most common adverse events leading to discontinuation were insomnia, headache and urticaria (hives). The commonly reported adverse events for all Empatic patients were headache, insomnia and nausea. Adverse events and laboratory findings appeared to be consistent with the individual components of Empatic. There were no serious adverse events attributed by investigators to study drug. There were no statistically or clinically meaningful differences between Empatic and placebo on measures of cognitive function, depression, suicidality or anxiety.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report and the attached exhibits that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the efficacy and safety of Empatic, the potential for, and timing of, proceeding to Phase 3 clinical trials for Empatic, the commercial and therapeutic potential of Empatic, and the potential to obtain regulatory approval for, and effectively treat obesity with, Empatic. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: additional analyses of data from the Empatic Phase 2b trial and any other clinical trials of Empatic may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted clinical trials; the FDA may not agree with the Company’s interpretation of efficacy and safety results; earlier clinical trials may not be predictive of future results; Empatic may not receive regulatory approval on a timely basis or at all, and the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the submission or the approval of an NDA for Empatic; the potential for adverse safety findings relating to Empatic to delay or prevent regulatory approval or commercialization, or result in product liability claims, including serious adverse events that are not characterized by clinical investigators as possibly related to Empatic and adverse events associated with the individual components of Empatic; the third parties on whom Orexigen relies to assist with the development programs for Empatic, including clinical investigators, contract laboratories, clinical research organizations and manufacturing organizations, may not successfully carry out their contractual duties or obligations or meet expected deadlines, and the quality or accuracy of the data or materials generated by such third parties may be of insufficient quality to include in the Company’s regulatory submissions; the ability of Orexigen and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 30, 2009

99.2	Slide Presentation of Results, dated September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 30, 2009	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 30, 2009

99.2	Slide Presentation of Results, dated September 30, 2009